                             NON-CASH ELECTION FORM

    This Form is to accompany the certificates for shares of common stock, par value $.01 per share ("KinderCare Common Stock"), of KinderCare Learning Centers, Inc. ("KinderCare" or the "Company") if such certificates are submitted pursuant to an election (a "Non-Cash Election") to retain shares of KinderCare Common Stock ("Non-Cash Election Shares") in connection with the proposed merger (the "Merger") of KCLC Acquisition Corp. with and into KinderCare.

    HOLDERS OF KINDERCARE COMMON STOCK WHO DO NOT WISH TO MAKE A NON-CASH ELECTION (ANY SUCH HOLDER, A "NON-ELECTING HOLDER") NEED NOT SUBMIT THIS FORM. EACH SHARE OF KINDERCARE COMMON STOCK OWNED BY ANY SUCH NON-ELECTING HOLDER WILL AUTOMATICALLY, SUBJECT TO PRORATION AS DESCRIBED IN THE PROXY STATEMENT (AS DEFINED BELOW), BE CONVERTED INTO THE RIGHT TO RECEIVE AN AMOUNT EQUAL TO $19.00 IN CASH FROM KINDERCARE FOLLOWING THE MERGER.

                   TO: CHASEMELLON SHAREHOLDER SERVICES L.L.C., EXCHANGE AGENT

           BY MAIL:                       BY FACSIMILE:            BY HAND OR OVERNIGHT COURIER:
    ChaseMellon Shareholder              (201) 329-8936               ChaseMellon Shareholder
       Services, L.L.C.                                                  Services, L.L.C.
 Midtown Station, P.O. Box 798      Confirm by telephone to:         120 Broadway, 13th Floor
      New York, NY 10018                                                New York, NY 10271
  ATTN: Reorganization Dept.         (201) 296-4209 or (201)        ATTN: Reorganization Dept.
                                            296-4381

      Information Agent:            Mackenzie Partners, Inc.
                                         (800) 322-2885

    Delivery of this Form to an address, or transmission of instructions via a telecopy facsimile number, other than as set forth above, does not constitute a valid delivery.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

BOX I

                                                                                           SHARES SUBMITTED
                  NAME AND ADDRESS OF REGISTERED HOLDER*                        (ATTACH ADDITIONAL LIST IF NECESSARY)
                                                                                             TOTAL NUMBER
                                                                                              OF SHARES       NUMBER OF
                                                                             CERTIFICATE    REPRESENTED BY      SHARES
                                                                                NUMBER      CERTIFICATE(S)   SUBMITTED**
                                                                             Total Common
                                                                                Shares

    * Only certificates registered in a single form may be deposited with this Form of Election. If certificates are registered in different forms (e.g., John R. Doe and J.R. Doe), it will be necessary to fill in, sign and submit as many separate Forms of Election as there are different registrations of certificates.

   ** Unless otherwise indicated, it will be assumed that all shares submitted are to be treated as having made a Non-Cash Election.

/ / Check here if you cannot locate certificates. Upon receipt of this Form, the Agent will contact you directly with replacement instructions.

Ladies and Gentlemen:

    In connection with the merger (the "Merger") of KCLC Acquisition Corp. with and into KinderCare Learning Centers, Inc. ("KinderCare" or the "Company"), the undersigned hereby submits the certificate(s) for shares of common stock, par value $.01 per share, of KinderCare ("KinderCare Common Stock") listed below and elects, subject as set forth below, to have all or a portion of the shares of KinderCare Common Stock represented by such certificates as set forth below converted into the right to retain shares of KinderCare Common Stock following the Merger ("Non-Cash Election Shares").

    It is understood that the following election is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement, dated January 7, 1997 relating to the Merger (the "Proxy Statement"), receipt of which is acknowledged by the undersigned, (ii) the terms of the Agreement and Plan of Merger, dated as of October 3, 1996 and as amended as of December 27, 1996, as the same may be amended from time to time (the "Merger Agreement"), a conformed copy of which appears as Annex I to the Proxy Statement, and (iii) the accompanying Instructions.

    The undersigned authorizes and instructs you, as Exchange Agent, to deliver such certificates of KinderCare Common Stock to the Company and to receive on behalf of the undersigned, in exchange for the shares of KinderCare Common Stock represented thereby, any certificate for Non-Cash Election Shares or any check for cash issuable in the Merger pursuant to the Merger Agreement. If certificates of KinderCare Common Stock are not delivered herewith, there is furnished below a guarantee of delivery of such certificates representing shares of KinderCare Common Stock from a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States.

    Unless otherwise indicated under Special Payment Instructions below, please issue any certificate for Non-Cash Election Shares and/or any check issuable in exchange for the shares of KinderCare Common Stock represented by the certificates submitted hereby in the name of the registered holder(s) of such KinderCare Common Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any certificate for shares of KinderCare Common Stock and/or any check for cash issuable in exchange for the shares of KinderCare Common Stock represented by the certificates submitted hereby to the registered holder(s) of the KinderCare Common Stock at the address or addresses shown above.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

BOX II                                        BOX III

                          SPECIAL PAYMENT INSTRUCTIONS
                         SPECIAL DELIVERY INSTRUCTIONS
                        (SEE INSTRUCTIONS D(6) AND D(7))
                             (SEE INSTRUCTION D(8))
     To be completed ONLY if the
 certificates                                                for Non-Cash
 Election Shares are to be
 regis-                                               tered in the name of, or
 the checks are to be                                                made
 payable to, someone other than the
 regis-                                               tered holder(s) of shares
 of KinderCare Com-                                               mon
 Stock.
                                                     To be completed ONLY if
 the certificates                                                 for Non-Cash
 Election Shares are to be
 regis                                                tered in the name of, or
 the checks are to be                                                 made
 payable to, the registered holder(s) of
                                                 shares of KinderCare Common
 Stock, but are                                                 to be sent to
 someone other than the registered
                                                 holders(s) or to an address
 other than the

 Name............                                                address of the
 registered holder(s) set forth

                                 (Please Print)
 above.

 ..............................................................................
                                                 Name..........................
                                 (Please Print)
                                 (Please Print)
 Address.......................................................................
                                                 ..............................
 ........                                                               (Please
                                     Print)

                              (Including Zip Code)
                                                 Address.......................
 ..............................................................................
                                                 ..............................
                 (Tax Identification or Social Security Number)
                              (Including Zip Code)
    BOX IV

                    SIGN HERE AND HAVE SIGNATURES GUARANTEED
        (SEE INSTRUCTIONS D(1) AND D(7) CONCERNING SIGNATURE GUARANTEE)

 ..............................................................................

                                                 Name(s): .....................
 ..............................................................................
                                 (Please Print)

 ..............................................................................
                                                 Name(s): .....................
                            Signature(s) of Owner(s)
                                 (Please Print)
 Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or

                                 (Please Print)
                                                 Name(s): .....................
 by person(s) authorized to become registered holder(s) by certificates and documents trans
                       ........................................................
 mitted herewith. If signature is by a trustee, executor, administrator, guardian, officer of a
                       ........................................................
                   corporation, attorney-in-fact or any other
                    per(Area Code and Telephone Number(s))
 son acting in a fiduciary capacity, set forth full title in such capacity and see Instruction D(3).
                       ........................................................

 Signature(s)
                       ........................................................
 Guaranteed:...................................................................
                                 (Tax Identification or
                              (See Instruction D(7))
                               Social Security Number(s))

                                                             Dated:.... , 1997.

    BOX V

                             GUARANTEE OF DELIVERY
        (TO BE USED ONLY IF CERTIFICATES ARE NOT SURRENDERED HEREWITH)*

 The undersigned is:
                                          .....................................

                                                   (Firm--Please Print)
                                            - a member of a national securities
                                           ....................................
       exchange,
                                                  (Authorized Signature)
                                         - a member of the National Association
                                           ....................................
       of Securities Dealers, Inc., or
                                          .....................................

                                          .....................................
                      - a commercial bank or trust company in
                                                        (Address)
       the United States;
                                           ....................................
                   and guarantees to deliver to the Exchange
                                             (Area Code and Telephone Number)
                                Agent the certificates for shares of KinderCare
                                           ....................................

                                                      (Contact Name)
 Common Stock to which this Form relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of KinderCare, no later than 5:00 P.M. New York City time on the third NASDAQ trading day after the date of execution of this guarantee of delivery.

                         (DO NOT WRITE IN SPACES BELOW)

                               SHARES
                             CONVERTED
                                INTO                                         SHARES                  AMOUNT
  SHARES      SHARES          NON-CASH                           BLOCK     CONVERTED     CHECK         OF
SURRENDERED  ACCEPTED     ELECTION SHARES     CERTIFICATE NO.     NO.      INTO CASH      NO.        CHECK

  DELIVERY PREPARED BY .....................    CHECKED BY ..............              DATE .................

                                  INSTRUCTIONS

A. SPECIAL CONDITIONS.

    1. TIME IN WHICH TO ELECT. To be effective, an election pursuant to the terms and conditions set forth herein (an "Election") on this Form or a facsimile hereof, accompanied by the above-described certificates representing shares of KinderCare Common Stock or a proper guarantee of delivery thereof, must be received by the Exchange Agent, at the address set forth above, no later than 5:00 P.M., New York City time, on February 5, 1997 (the "Election Date"). Holders of KinderCare Common Stock whose stock certificates are not immediately available may also make an effective Election by completing this form or facsimile hereof, having the Guarantee of Delivery box (BOX V) properly completed and duly executed (subject to the condition that the certificates for which delivery is thereby guaranteed are in fact delivered to the Exchange Agent, duly endorsed in blank or otherwise in form acceptable for transfer on the books of KinderCare, no later than 5:00 P.M., New York City time, on the third NASDAQ trading day after the date of execution of such guarantee of delivery). Each share of KinderCare Common Stock with respect to which the Exchange Agent shall have not received an effective Election prior to the Election Date, or with respect to which the proration procedures set forth in the Proxy Statement pertain, outstanding at the Effective Time of the Merger will be converted into the right to receive an amount equal to $19.00 in cash from the Company following the Merger. See Instruction C.

    2. REVOCATION OF ELECTION. Any Election may be revoked by the person who submitted this Form to the Exchange Agent and the certificate(s) for shares withdrawn by written notice duly executed and received by the Exchange Agent prior to the Election Date. Such notice must specify the person in whose name the shares of KinderCare Common Stock to be withdrawn had been deposited, the number of shares to be withdrawn, the name of the registered holder thereof, and the serial numbers shown on the certificate(s) representing the shares to be withdrawn. If an Election is revoked, and the certificate(s) for shares withdrawn, the KinderCare Common Stock certificate(s) submitted therewith will be promptly returned by the Exchange Agent to the person who submitted such certificate(s).

    3. TERMINATION OF RIGHT TO ELECT. If for any reason the Merger is not consummated or is abandoned, all Forms will be void and of no effect. Certificate(s) for KinderCare Common Stock previously received by the Exchange Agent will be returned promptly by the Exchange Agent to the person who submitted such stock certificate(s).

B. ELECTION AND PRORATION PROCEDURES.

    A description of the election and proration procedures is set forth in the Proxy Statement under "THE MERGER--Non-cash Election" and "THE MERGER--Non-cash Election Procedure." A full statement of the election and proration procedures is contained in the Merger Agreement and all Elections are subject to compliance with such procedures. IN CONNECTION WITH MAKING ANY ELECTION, A HOLDER OF KINDERCARE COMMON STOCK SHOULD READ CAREFULLY, AMONG OTHER MATTERS, THE AFORESAID DESCRIPTION AND STATEMENT AND THE INFORMATION CONTAINED IN THE PROXY STATEMENT UNDER "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES." SEE ALSO "RISK FACTORS--NON-CASH ELECTION AND PRORATION INTO CASH-- POSSIBLE DIVIDEND TREATMENT" IN THE PROXY STATEMENT FOR A DISCUSSION OF THE POSSIBILITY THAT THE RECEIPT OF CASH AS A RESULT OF PRORATION BY A HOLDER WHO HAS MADE A NON-CASH ELECTION MAY BE TREATED AS A DIVIDEND AS OPPOSED TO A CAPITAL GAIN.

    AS A RESULT OF THE PRORATION PROCEDURES, HOLDERS OF KINDERCARE COMMON STOCK MAY RECEIVE NON-CASH ELECTION SHARES OR CASH IN AMOUNTS WHICH VARY FROM THE AMOUNTS SUCH HOLDERS ELECT TO RECEIVE. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE NUMBER OF NON-CASH ELECTION SHARES OR THE AMOUNT OF CASH ALLOCATED TO THEM PURSUANT TO SUCH PROCEDURES.

C. RECEIPT OF NON-CASH ELECTION SHARES OR CHECKS.

    As soon as practicable after the Effective Time of the Merger and after the Election Date, the Exchange Agent will mail certificate(s) for Non-Cash Election Shares and/or cash payments by check to the holders of KinderCare Common Stock with respect to each share of KinderCare Common Stock which is included in any effective Election. Holders of KinderCare Common Stock who declined to make an Election, or failed to make an effective Election, with respect to any or all of their shares will receive, for each such share, the right to receive an amount equal to $19.00 in cash as soon as practicable after the certificate(s) representing such share or shares have been submitted.

    No fractional shares will be issued in connection with the Merger. In lieu thereof, the Exchange Agent, as agent for the holders of KinderCare Common Stock who become entitled to a fraction of a Non-Cash Election Share, shall promptly sell the aggregate of the fractional share interests of such holders and remit the net proceeds thereof (after commissions, costs and expenses incurred in connection with such sale) to such holders according to their respective interests therein.

D. GENERAL.

    1. EXECUTION AND DELIVERY. This Form or a facsimile hereof must be properly filled in, dated and signed in BOX IV, and must be delivered (together with stock certificates representing the shares of KinderCare Common Stock as to which the Election is made or with a duly signed guarantee of delivery of such certificates) to the Exchange Agent at any of the addresses set forth above.

    THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER, BUT IF SENT BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED.

    2. INADEQUATE SPACE. If there is insufficient space on this Form to list all your stock certificates being submitted to the Exchange Agent, please attach a separate list.

    3. SIGNATURES. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Form should correspond exactly with the name(s) as written on the face of the certificate(s) submitted unless the shares of KinderCare Common Stock described on this Form have been assigned by the registered holder(s), in which event this Form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

    If this Form is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates.

    If this Form or any stock certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Form.

    4. PARTIAL EXCHANGES. If fewer than all the shares represented by any certificate delivered to the Exchange Agent are to be submitted for exchange, fill in the number of shares which are to be submitted in the box entitled "Shares Submitted". In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the registered owners as soon as practicable following the Election Date. All shares represented by certificates submitted hereunder will be deemed to have been submitted unless otherwise indicated.

    5. LOST OR DESTROYED CERTIFICATES. If your stock certificate(s) has been either lost or destroyed, please check the box on the front of this Form below your name and address and the appropriate forms for replacement will be sent to you. You will then be instructed as to the steps you must take in order to receive a stock certificate(s) representing Non-Cash Election Shares and/or any checks in accordance with the Merger Agreement.

    6. NEW CERTIFICATES AND CHECKS IN SAME NAME. If any stock certificate(s) representing Non-Cash Election Shares or any check(s) in respect of Non-Cash Election Shares are to be registered in, or payable to the order of, exactly the same name(s) that appears on the certificate(s) representing shares of KinderCare Common Stock submitted with this Form, no endorsement of certificate(s) or separate stock power(s) are required.

    7. NEW CERTIFICATES AND CHECKS IN DIFFERENT NAME. If any stock certificate(s) representing Non-Cash Election Shares or any check(s) in respect of Non-Cash Election Shares are to be registered in, or payable to the order of, other than exactly the name that appears on the certificate(s) representing shares of KinderCare Common Stock submitted for exchange herewith, such exchange shall not be made by the Exchange Agent unless the certificates submitted are endorsed, BOX II is completed, and the signature is guaranteed in BOX IV by a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank (not a savings bank or a savings & loan association) or trust company in the United States which is a member in good standing of the Agent's Medallion Program.

    8. SPECIAL DELIVERY INSTRUCTIONS. If the checks are to be payable to the order of, or the certificates for Non-Cash Election Shares are to be registered in, the name of the registered holder(s) of shares of KinderCare Common Stock, but are to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holder, it will be necessary to indicate such person or address in BOX III.

    9. MISCELLANEOUS. A single check and/or a single stock certificate representing Non-Cash Election Shares will be issued.

    All questions with respect to this Form and the Elections (including, without limitation, questions relating to the timeliness or effectiveness of revocation or any Election and computations as to proration) will be determined by KinderCare and KLC Associates, L.P., which determination shall be conclusive and binding.

    10. BACKUP FEDERAL INCOME TAX WITHHOLDING AND SUBSTITUTE FORM W-9. Under the "backup withholding" provisions of Federal income tax law, the Exchange Agent may be required to withhold 31% of the amount of any payments made to holders of KinderCare Common Stock pursuant to the Merger. To prevent backup withholding, each holder should complete and sign the Substitute Form W-9 included in this Form and either: (a) provide the correct taxpayer identification number ("TIN") and certify, under penalties of perjury, that the TIN provided is correct (or that such holder is awaiting a TIN), and that (i) the holder has not been notified by the Internal Revenue Service ("IRS") that the holder is subject to backup withholding as a result of failure to report all interest or dividends, or (ii) the IRS has notified the holder that the holder is no longer subject to back withholding; or (b) provide an adequate basis for exemption. If the box in
Part 2 of the substitute Form W-9 is checked, the Exchange Agent shall retain 31% of cash payments made to a holder during the sixty (60) day period following the date of the Substitute Form W-9. If the holder furnishes the Exchange Agent with his or her TIN within sixty (60) days of the date of the Substitute Form W-9, the Exchange Agent shall remit such amounts retained during the sixty (60) day period to the holder and no further amounts shall be retained or withheld from payments made to the holder thereafter. If, however, the holder has not provided the Exchange Agent with his or her TIN within such sixty (60) day period, the Exchange Agent shall remit such previously retained amounts to the IRS as backup withholding and shall withhold 31% of all payments to-the holder thereafter until the holder furnishes a TIN to the Exchange Agent. In general, if a holder is an individual, the TIN is the Social Security number of such individual. If the certificates for KinderCare Common Stock are registered in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the Exchange Agent is not provided with the correct TIN or an adequate basis for exemption, the holder may be subject to a $50 penalty imposed by the IRS and backup withholding at a rate of 31%. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such holder must submit a statement (generally, IRS Form W-8), signed under penalties of perjury, attesting to that individual's exempt status. A form for such statements can be obtained from the Exchange Agent.

    For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if Stock is held in more than one name), consult the Guideline of the IRS for Certification of Taxpayer Identification Number on Substitute Form W-9.

    Failure to complete the Substitute Form W-9 will not, by itself, cause KinderCare Common Stock to be deemed invalidly tendered, but may require the Exchange Agent to withhold 31% of the amount of any payments made pursuant to the Merger. Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

    Additional copies of this Form may be obtained from Mackenzie Partners, Inc. (whose telephone number is (800) 322-2885).

PAYER: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
SUBSTITUTE                    PART 1--PLEASE PROVIDE YOUR      Social Security Number
FORM W-9                      TIN IN THE BOX AT THE RIGHT      OR -------------------
                              AND CERTIFY BY SIGNING AND      Employer Identification
                              DATING BELOW.                            Number

Department of the Treasury    PART 2--Please check the box at the right if you have
Internal Revenue Service      applied for, and are awaiting receipt of, your TIN. / /
PAYER'S REQUEST FOR TAXPAYER
IDENTIFICATION NUMBER (TIN)
Certification--under penalties of perjury, I certify that:

  (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see
Certification under Specific Instructions in the enclosed Guidelines.)

SIGNATURE ----------------------------                   DATE --------------, 1997

    IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9, YOU MUST SIGN AND DATE THE FOLLOWING CERTIFICATION:

         CERTIFICATION OF PAYEE AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify, under penalties of perjury, that a Taxpayer Identification Number has not been issued to me, and that I mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate IRS Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a Taxpayer Identification Number to the payer, 31 percent of all payments made to me pursuant to this Merger shall be retained until I provide a Tax Identification Number to the payer and that, if I do not provide my Taxpayer Identification Number within sixty (60) days, such retained amounts shall be remitted to the IRS as backup withholding and 31 percent of all reportable payments made to me thereafter will be withheld and remitted to the IRS until I provide a Taxpayer Identification Number.

 SIGNATURE
 --------------------------                                                DATE
 --------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE ELECTION, PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

    Questions and requests for assistance or additional copies of the Proxy Statement/Prospectus or this Form of Election may be directed to the Information Agent at the address set forth below:

                           THE INFORMATION AGENT IS:

                                     [LOGO]

                                156 Fifth Avenue
                               New York, NY 10010
                         (212) 929-5500 (Call Collect)
                                       or
                         Call Toll-Free (800) 322-2885